
                                                                     EXHIBIT 11
                                 TRIBUNE COMPANY
             STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE

(In thousands, except per share amounts)
                                                                         First Quarter Ended
                                                             -----------------------------------------
                                                              March 31, 1996             March 26, 1995
                                                              --------------             --------------
PRIMARY
- -------
   Income from continuing operations                           $     50,379               $     63,298
   Income from discontinued operations of QUNO                       89,317                      4,665
                                                                -----------                -----------

   Net income                                                       139,696                     67,963
   Preferred dividends, net of tax                                   (4,696)                    (4,621)
                                                                -----------                -----------

   Net income attributable to common shares                    $    135,000               $     63,342
                                                                -----------                -----------
   Weighted average common shares outstanding                        61,716                     65,981
                                                                -----------                -----------

   Primary net income per share:
            Continuing operations (A)                          $        .74               $        .89
            Discontinued operations                                    1.45                        .07
                                                                -----------                -----------
            Total                                              $       2.19               $        .96
                                                                ===========                ===========


FULLY DILUTED
- -------------
   Income from continuing operations                           $     50,379               $    63,298
   Additional ESOP contribution required assuming
    all preferred shares were converted, net of tax                  (3,374)                   (3,601)
                                                                -----------                ----------

   Adjusted income from continuing operations                        47,005                    59,697
   Income (loss) from discontinued operations of QUNO                89,317                     4,665
                                                                -----------                ----------

   Adjusted net income                                         $    136,322               $    64,362
                                                                -----------                ----------

   Weighted average common shares outstanding                        61,716                    65,981

   Assumed conversion of preferred shares into common shares          5,703                     5,903
   Assumed exercise of stock options, net of common
    shares assumed repurchased with the proceeds                        746                       613
                                                                -----------                ----------

   Adjusted weighted average common shares outstanding               68,165                    72,497
                                                                -----------                ----------

   Fully diluted net income per share:
            Continuing operations                              $        .69               $       .82
            Discontinued operations                                    1.31                       .07
                                                                -----------                ----------
            Total                                              $       2.00               $       .89
                                                                ===========                ==========


(A) Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.

See Notes to Consolidated Financial Statements.